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                                                                    Exhibit 23.6

                            MENDLOWITZ WEITSEN, LLP
                         Certified Public Accountants

                                646 HIGHWAY 18
                         EAST BRUNSWICK, NJ 08816-3711
                                     -----
                                (732) 613-9700
                              FAX (732) 613-9705
                                                         NEW YORK OFFICE
EDWARD MENDLOWITZ, CPA                               TWO PENNSYLVANIA PLAZA
PETER A. WEITZEN, CPA                             NEW YORK, NEW YORK 10121-0001
                                                          (212) 465-1040


                        CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration
     Statement (Form S-8 No. 333-     ) pertaining to the Genesis Direct,
     Inc. 1997 Long-Term Incentive Plan and the Genesis Direct, Inc. 1998 Employee Stock Purchase Plan of our report included in its Registration Statement (Form S-1 No. 47455) which was filed with the Securities and Exchange Commission and declared effective May 6, 1998.


                                          /s/ MENDLOWITZ WEITSEN, LLP
                                          MENDLOWITZ WEITSEN, LLP

East Brunswick, New Jersey
May 26, 1998